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                                                            EXHIBIT 11.1


                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)

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
                                                                    Three Months Ended              Nine Months Ended
                                                              September 30,   September 24,   September 30,   September 24,
                                                                  1996            1995            1996            1995
                                                              -------------   -------------   -------------   -------------
Primary:
--------
Net Income                                                      $ 9,296,000     $ 4,657,000     $27,244,000     $ 8,881,000
                                                                ===========     ===========     ===========     ===========

Shares outstanding beginning of period                           20,397,882      20,081,553      19,918,735      19,723,786
Treasury stock held during the year                                 (29,936)       (362,936)        (29,936)       (357,010)
Shares issued during the period and shares issuable from
      assumed exercise of stock options and stock purchase
      plan reduced by the number of shares which could have
      been purchased with proceeds from exercise of such
      options and unearned compensation on restricted
      stock awards                                                  199,779         620,363         692,477         604,667
                                                                -----------     -----------     -----------     -----------

Weighted average number of shares outstanding,
     as adjusted                                                 20,567,725      20,338,980      20,581,276      19,971,443
                                                                ===========     ===========     ===========     ===========
Primary net income per common and common
     equivalent share                                           $      0.45     $      0.23     $      1.32     $      0.44
                                                                ===========     ===========     ===========     ===========

Fully Diluted:
--------------
Net Income                                                      $ 9,296,000     $ 4,657,000     $27,244,000     $ 8,881,000
Add after tax interest expense applicable to
    7 1/4% convertible subordinated debentures                      507,000         629,000       1,593,000       2,020,000
                                                                -----------     -----------     -----------     -----------
Net Income, as adjusted                                         $ 9,803,000     $ 5,286,000     $28,837,000     $10,901,000
                                                                ===========     ===========     ===========     ===========

Shares outstanding beginning of period                           20,397,882      20,081,553      19,918,735      19,723,786
Treasury stock held during the year                                 (29,936)       (362,936)        (29,936)       (357,010)
Shares issued during the period and shares issuable from
      assumed exercise of stock options and stock purchase
      plan reduced by number of shares which could have been
      purchased with proceeds from exercise of such options and
      unearned compensation on restricted stock awards              399,775         752,861         870,854         672,237
                                                                -----------     -----------     -----------     -----------
Weighted average number of shares
      outstanding, as adjusted excluding 7 1/4%
        convertible subordinated debentures                      20,767,721      20,471,478      20,759,653      20,039,013
                                                                ===========     ===========     ===========     ===========

Fully diluted income per common and common
      equivalent share excluding 7 1/4% convertible
      subordinated debentures                                   $      0.45     $      0.23     $      1.31     $      0.44
                                                                ===========     ===========     ===========     ===========
Weighted average shares issuable assuming conversion
      of 7 1/4% convertible subordinated debentures               1,538,720       1,821,920       1,604,869       1,821,920
Weighted average number of shares outstanding as
      adjusted                                                   22,306,441      22,293,398      22,364,522      21,860,933
                                                                -----------     -----------     -----------     -----------
Fully diluted net income per common and common
       equivalent share                                         $      0.44     $      0.24     $      1.29     $      0.50
                                                                ===========     ===========     ===========     ===========
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